UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TACTICAL AIR DEFENSE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  X  .

Securities Act registration statement file number to which this form relates:  333-79405

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock $0.001 Par Value

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.001 per share, of Tactical Air Defense Services, Inc. (the “Registrant”) to be registered hereunder (the “Securities”), reference is made to the information set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s registration statement on Form SB-2 originally filed on May 27, 1999 with the Securities and Exchange Commission (File No. 333-79405), as amended pre-effectively on August 27, 1999, December 3, 1999, February 18, 2000, March 17, 2000, March 27, 2000 and March 30, 2000, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act or otherwise that includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Exhibit	Description

3.1

Articles of Incorporation and amendments thereto. (Attached as an exhibit to our First Amended Form 10-Q for the period ending September 30, 2010 filed with the SEC on May 10, 2011 and incorporated herein by reference).

3.2	Bylaws (Attached as an exhibit to our Form SB-2 filed with the SEC on May 27, 1999 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 23, 2012		TACTICAL AIR DEFENSE SERVICES, INC.
/s/ Alexis C. Korybut
	By: Its:	Alexis C. Korybut Chief Executive Officer (Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer)